EXECUTION VERSION

Exhibit 4.2

AMENDED AND RESTATED TRUST AGREEMENT

by and between

HERCULES CAPITAL FUNDING 2022-1 LLC,
as the Trust Depositor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Owner Trustee

Dated as of June 22, 2022

Hercules Capital Funding Trust 2022-1

Asset-Backed Notes

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ARTICLE I DEFINITIONS 1
Section 1.01	Definitions. 1
Section 1.02	Other Terms.	4
Section 1.03	Computation of Time Periods. 4
Section 1.04	Interpretation. 4
Section 1.05	References. 5
Section 1.06	Calculations. 5
ARTICLE II ORGANIZATION 5
Section 2.01	Name. 5
Section 2.02	Office. 6
Section 2.03	Purposes and Powers. 6
Section 2.04	Appointment of Owner Trustee. 7
Section 2.05	Initial Capital Contribution of Trust Estate. 7
Section 2.06	Declaration of Trust. 7
Section 2.07	Liability of the Certificateholders. 8
Section 2.08	Title to Trust Property. 8
Section 2.09	Situs of Trust. 8
Section 2.10	Representations and Warranties of the Trust Depositor. 8
Section 2.11	Federal Income Tax Allocations. 9
Section 2.12	Covenant of Certificateholders. 11
ARTICLE III TRUST CERTIFICATES AND TRANSFER OF INTERESTS 12
Section 3.01	Initial Ownership. 12
Section 3.02	The Trust Certificates. 12
Section 3.03	Authentication of Trust Certificates. 12
Section 3.04	Registration of Transfer and Exchange of Trust Certificates. 13
Section 3.05	Mutilated, Destroyed, Lost or Stolen Trust Certificates. 13
Section 3.06	Persons Deemed Owners. 14
Section 3.07	Access to List of Certificateholders’ Names and Addresses. 14
Section 3.08	Maintenance of Office or Agency. 14
Section 3.09	Appointment of Trustee as Paying Agent. 15
Section 3.10	Transfer Restrictions. 15
ARTICLE IV ACTIONS BY OWNER TRUSTEE 19
Section 4.01	Prior Notice to and Consent by Certificateholders with Respect to Certain Matters. 19
Section 4.02	Action by Certificateholders with Respect to Bankruptcy. 21
Section 4.03	Restrictions on Certificateholders’ Power. 21
Section 4.04	Majority Control. 21
ARTICLE V APPLICATION OF TRUST FUNDS; CERTAIN DUTIES 22
Section 5.01	Establishment of Trust Account. 22
Section 5.02	Application of Trust Funds. 22
Section 5.03	Method of Payment. 23
Section 5.04	No Segregation of Moneys; No Interest. 23
Section 5.05	Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. 23
Section 5.06	Signature on Returns; Partnership Representative. 24

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(continued)

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ARTICLE VI AUTHORITY AND DUTIES OF OWNER TRUSTEE 24
Section 6.01	General Authority. 24
Section 6.02	General Duties. 25
Section 6.03	Action upon Instruction. 25
Section 6.04	No Duties Except as Specified in this Agreement or in Instructions. 26
Section 6.05	Restrictions. 27
ARTICLE VII CONCERNING THE OWNER TRUSTEE 27
Section 7.01	Acceptance of Trusts and Duties. 27
Section 7.02	Furnishing of Documents. 29
Section 7.03	Representations and Warranties. 29
Section 7.04	Reliance; Advice of Counsel. 30
Section 7.05	Not Acting in Individual Capacity. 31
Section 7.06	Owner Trustee Not Liable for Trust Certificates or Loans. 31
Section 7.07	Owner Trustee May Own Trust Certificates and Notes. 31
ARTICLE VIII COMPENSATION OF OWNER TRUSTEE 32
Section 8.01	Owner Trustee’s Fees and Expenses. 32
Section 8.02	Indemnification. 32
Section 8.03	Payments to the Owner Trustee. 33
ARTICLE IX TERMINATION OF TRUST AGREEMENT 33
Section 9.01	Termination of Trust Agreement. 33
ARTICLE X SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES 34
Section 10.01	Eligibility Requirements for Owner Trustee. 34
Section 10.02	Resignation or Removal of Owner Trustee. 35
Section 10.03	Successor Owner Trustee. 35
Section 10.04	Merger or Consolidation of Owner Trustee. 36
Section 10.05	Appointment of Co-Trustee or Separate Trustee. 36
ARTICLE XI MISCELLANEOUS 38
Section 11.01	Supplements and Amendments. 38
Section 11.02	Customer Identification Program. 39
Section 11.03	No Legal Title to Trust Estate in Certificateholders. 40
Section 11.04	Limitations on Rights of Others. 40
Section 11.05	Notices. 40
Section 11.06	Severability. 41
Section 11.07	Separate Counterparts. 41
Section 11.08	Successors and Assigns. 41
Section 11.09	No Petition. 41
Section 11.10	No Recourse. 42
Section 11.11	Headings. 42
Section 11.12	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. 42
Section 11.13	Termination of Original Trust Agreement. 43

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EXHIBITS

Exhibit A Form of Trust Certificate (Physical) A

Exhibit B Form of Certificate of Trust B

Exhibit C Form of Purchaser’s Representation and Warranty Letter C

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TRUST AGREEMENT

THIS AMENDED AND RESTATED TRUST AGREEMENT (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Trust Agreement” or this “Agreement”), dated as of June 22, 2022, is between HERCULES CAPITAL FUNDING 2022-1 LLC, a Delaware limited liability company, as trust depositor (the “Trust Depositor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and assigns, the “Trust Company”), as owner trustee (solely in such capacity, the “Owner Trustee”).

R E C I T A L S

WHEREAS, the Trust Depositor and the Owner Trustee have heretofore established a trust known as the Hercules Capital Funding Trust 2022-1 (the “Trust”) pursuant to the Trust Agreement dated as of June 10, 2022 (the “Original Trust Agreement”) and the Certificate of Trust (as defined below); and

WHEREAS, the Trust Depositor desires to continue the Trust; and

WHEREAS, the Trust Depositor desires to retain the Owner Trustee as the trustee of the Trust; and

WHEREAS, the Owner Trustee is willing to continue to serve as trustee of the Trust; and

WHEREAS, each of the Trust Depositor and the Owner Trustee consents to the amendment and restatement on the Original Trust Agreement pursuant to this Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

For all purposes of this Trust Agreement, except as otherwise expressly provided below or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement, dated as of June 22, 2022 (the “Sale and Servicing Agreement”), among Hercules Capital Funding Trust 2022-1, as the Issuer, Hercules Capital Funding 2022-1 LLC, as the Trust Depositor, Hercules Capital, Inc., as the Seller and as the Servicer, U.S. Bank Trust Company, National Association, as the Trustee and Paying Agent, and U.S. Bank National Association, as the Backup Servicer and Custodian which capitalized terms are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein or below.

“Agreement” shall have the meaning given to such term in the Preamble of this Trust Agreement.

“Bankruptcy Action” shall have the meaning given to such term in Section 4.02 of this Agreement.

“Benefit Plan” shall have the meaning given to such term in Section 3.10(b) of this Trust Agreement.

“Capital Account” shall have the meaning given to such term in Section 2.11(d) of this Trust Agreement.

“Certificate Account” shall have the meaning given to such term in Section 5.01(a) of this Trust Agreement.

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“Certificate Register” shall mean the Certificate Register established and maintained in accordance with this Trust Agreement.

“Certificate Registrar” shall mean, initially, the Trustee, and thereafter, any successor appointed pursuant to this Trust Agreement.

“Certificate of Trust” shall mean a certificate of trust duly executed in the form of Exhibit B attached hereto.

“Corporate Trust Office” shall mean (a) in the case of Owner Trustee: Wilmington Trust, National Association, Rodney Square North, 1100 Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration- Hercules Capital Funding Trust 2022-1 and in the case of the Trustee/Certificate Registrar: U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, Attn: Bondholder Services - EP-MN-WS2N, St. Paul, Minnesota, 55107, Ref: Hercules 2022-1; (b) in the case of the Trustee: the principal office of the Trustee currently located at (i) for Note transfer purposes and presentment of the Notes for final payment thereon, the corporate office of the Trustee located at 111 Fillmore Avenue East, Attention: Bondholder Services-EP-MNWS2N, St. Paul, MN 55107, Reference: Hercules Capital Funding Trust 2022-1 and (ii) for all other purposes, the corporate office of the Trustee located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Jack Lindsay, Reference: Hercules Capital Funding Trust 2022-1 telephone number (617) 603-6789, facsimile number (855) 869-2187, email: jack.lindsay@usbank.com; and (c) at such other address as the Owner Trustee or the Trustee may designate from time to time by notice to the Issuer.

“Domestic Corporation” shall mean an entity that is treated as a corporation for U.S. federal income tax purposes and is created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia.

“Expenses” shall have the meaning given to such term in Section 8.02 of this Trust Agreement.

“Fiscal Year” shall have the meaning given to such term in Section 2.11(e) of this Trust Agreement.

“Indemnified Parties” shall have the meaning given to such term in Section 8.02 of this Trust Agreement.

“Majority Certificateholders” means the Holder or Holders of Trust Certificates evidencing an aggregate Percentage Interest in excess of 50%.

“Non-Foreign Status Certificate” shall have the meaning given to such term in Section 3.10(g) of this Trust Agreement.

“Original Trust Agreement” shall have the meaning given to such term in the recitals of this Trust Agreement.

“Owner Trustee” shall have the meaning given to such term in the Preamble of this Trust Agreement.

“Percentage Interest” shall mean with respect to a Trust Certificate, the percentage set forth on the face thereof.

“QIBs” shall have the meaning given to such term in Section 3.10 of this Trust Agreement.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sale and Servicing Agreement” shall have the meaning given to such term in Section 1.01 of this Trust Agreement.

“Secretary of State” shall have the meaning given to such term in Section 2.02 of this Agreement.

“Section 385 Certificateholder” shall mean a holder of a Trust Certificate (or interest therein) that is (a) a Domestic Corporation, (b) an entity that is treated as a partnership for U.S. federal income tax purposes and has an expanded group partner (as defined in Treasury Regulations Section 1.385-3(g)(12)) that is a Domestic Corporation or (c) a disregarded entity or grantor trust of an entity described in clause (a) or (b).

“Section 385 Controlled Partnership” shall have the meaning set forth in Treasury Regulations Section 1.385-1(c)(1) for a “controlled partnership”.

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“Transfer” shall have the meaning given to such term in Section 3.10(d) of this Trust Agreement.

“Treasury Regulations” or “Treas. Regs.” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary Treasury Regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall have the meaning given to such term in the recitals of this Trust Agreement.

“Trust Agreement” shall have the meaning given to such term in the Preamble of this Trust Agreement.

“Trust Certificate” shall mean a trust certificate representing a beneficial interest in the Trust executed and authenticated in the form of Exhibit A attached hereto.

“Trust Company” shall have the meaning given to such term in the Preamble of this Trust Agreement.

“Trust Depositor” shall have the meaning given to such term in the Preamble of this Trust Agreement.

“Trust Estate” shall mean all right, title and interest of the Trust in and to the Loan Assets and all other property and rights assigned to the Trust pursuant to the Sale and Servicing Agreement, all funds on deposit from time to time in the Transaction Accounts and the Certificate Account, and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transaction Documents.

Section 1.02 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of Delaware, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.04 Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

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(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year consisting of twelve 30-day months and will be carried out to at least three decimal places.

ARTICLE II

ORGANIZATION

Section 2.01 Name.

The Trust created and continued hereby shall be known as the “Hercules Capital Funding Trust 2022-1,” in which name the Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, to conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02 Office.

The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Trust Depositor. The Trust shall constitute a statutory trust within the meaning of Section 3801(g) of the Statutory Trust Statute for which the Owner Trustee has filed a Certificate of Trust with the Secretary of State of the State of Delaware (the “Secretary of State”) pursuant to Section 3810(a) of the Statutory Trust Statute. The execution and filing of the Certificate of Trust by the Owner Trustee is hereby ratified, authorized, and approved. The Owner Trustee shall have power and authority, and is hereby authorized and empowered, to execute and file with the Secretary of State any other certificate required or permitted under the Statutory Trust Statute to be filed with the Secretary of State. It is the intention of the parties hereto that this Trust Agreement constitute the governing instrument of such statutory trust.

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Section 2.03 Purposes and Powers.

The purpose of the Trust is, and the Trust shall have the power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered (but shall not be obligated), in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust, to engage in the following activities:

(a) to execute, authenticate, deliver, and issue from time to time the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Trust Agreement and, if applicable, a supplement hereto, and to sell the Notes and to transfer the Trust Certificates pursuant to such agreements and the other Transaction Documents;

(b) with the proceeds of the sale of the Notes, to purchase the Initial Loans, to pay the organizational, start-up and transactional expenses of the Trust and to fund the Transaction Accounts then permitted or required to be funded pursuant to the Sale and Servicing Agreement or the Indenture;

(c) as permitted under the Transaction Documents, to purchase, acquire, own, hold, receive, manage, exercise rights and remedies with respect to, sell, transfer and dispose of, the Trust Estate or any portion thereof as well as any permitted Trust subsidiary;

(d) to assign, grant, transfer, pledge, mortgage, convey and grant a security interest in the Trust Estate pursuant to the Indenture and to hold, manage, transfer and distribute to the Certificateholders pursuant to the terms of this Trust Agreement and the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(e) to enter into, execute, deliver and perform its obligations under the Transaction Documents to which it is to be a party and to exercise its rights and remedies thereunder;

(f) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with the conservation of the Trust Estate and the making of distributions to the Certificateholders, the Noteholders and others specified in the Transaction Documents; and

(g) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents. Nothing contained herein shall be deemed to authorize the Owner Trustee on behalf of the Trust to engage in any other business operations or any activities other than those set forth in this Section 2.03. Specifically, the Owner Trustee shall have no authority on behalf of the Trust to engage in any business operations, or acquire any assets other than those specifically included in the Trust Estate from time to time in accordance with the Transaction Documents. Similarly, the Owner Trustee shall have no discretionary duties other than performing those acts necessary to accomplish the purpose of this Trust as set forth in this Section 2.03, certain of which may be delegated to the Servicer or the Administrator. Notwithstanding anything to the contrary contained herein, the Trust may hold the Notes prior to their sale by the Initial Purchaser.

Section 2.04 Appointment of Owner Trustee.

The Trust Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

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Section 2.05 Initial Capital Contribution of Trust Estate.

The Trust Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of ten dollars ($10.00). The Owner Trustee hereby acknowledges receipt from the Trust Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate (prior to giving effect to the conveyances described in the Sale and Servicing Agreement) and shall be deposited in the Certificate Account. The Trust Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06 Declaration of Trust.

The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for federal income tax purposes, the Trust shall be treated as set forth in Section 2.11 of this Agreement. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as set forth in Section 2.11 of this Agreement. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and authority set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

Section 2.07 Liability of the Certificateholders.

No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

Section 2.08 Title to Trust Property.

Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where Applicable Law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be. If any portion of the Trust Estate is deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, (a) the Trust Depositor or the Owner Trustee, upon having actual knowledge thereof, will immediately notify the Trustee and the Servicer and (b) the Servicer will cause to be filed such UCC financing statements and related filings, documents or writings as are necessary (or as shall be reasonably requested by the Trustee) to maintain the Trustee’s security interest in the Collateral under the Indenture.

Section 2.09 Situs of Trust.

All bank accounts maintained by the Owner Trustee or the Trustee on behalf of the Trust shall be located in the State of Delaware or such other state in which the Corporate Trust Office of the Owner Trustee or the Trustee may be located. The Trust shall not have any employees in any state other than Delaware; provided that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or such other state in which the Corporate Trust Office of the Trustee may be located, and payments will be made by the Trust only from Delaware or such other state in which the Corporate Trust Office of the Trustee may be located. The only office of the Trust will be at the Corporate Trust Office in Delaware.

Section 2.10 Representations and Warranties of the Trust Depositor.

The Trust Depositor hereby represents and warrants to the Owner Trustee that:

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(a) The Trust Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Trust Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms. The Trust Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Trust Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary limited liability company action.

(c) The execution, delivery and performance of this Agreement have been duly authorized by the Trust Depositor by all necessary limited liability company action.

(d) This Agreement constitutes a legal, valid and binding obligation of the Trust Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

(e) The execution, delivery and performance of this Trust Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any material Applicable Law applicable to the Trust Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(f) To the Trust Depositor’s best knowledge, there are no proceedings or investigations pending, or to the Trust Depositor’s knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties: (A) asserting the invalidity of this Trust Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Trust Agreement.

Section 2.11 Federal Income Tax Allocations.

(a) It is the intent of the Trust Depositor and the Certificateholders that (i) for any period that the Trust Certificates are owned by a single beneficial owner for U.S. federal income tax purposes, the Trust will be disregarded as an entity separate from such beneficial owner for U.S. federal income tax purposes, and the Certificateholders (and the beneficial owner of the Trust Certificates), by acceptance of the Trust Certificates (or a beneficial interest therein), agree to take no action inconsistent with such treatment and (ii) for any period that the Trust Certificates are owned by more than one beneficial owner for U.S. federal income tax purposes, the Trust will be treated as a partnership for U.S. federal income tax purposes, other than a publicly traded partnership, the partners of which are the beneficial owners of the Trust Certificates, and the Certificateholders (and beneficial owners of the Trust Certificates), by acceptance of a Trust Certificate (or beneficial interest therein) agree to treat the Trust Certificates as equity and to take no action inconsistent with such treatment.

(b) Neither the Trust Depositor nor any Certificateholder will, under any circumstances, and at any time, make an election on Internal Revenue Service Form 8832 or otherwise take any action that would cause the Trust to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes.

(c) For any period that the Trust has two or more equity owners and is treated as a partnership for U.S. federal income tax purposes, the provisions of Section 2.11(d)-(g) shall apply.

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(d) With respect to each taxable year (or portion thereof) in which the Trust is classified as a partnership for U.S. federal income tax purposes, (i) a capital account (“Capital Account”) will be maintained by the Trust for each Certificateholder with respect to all items of income, deduction, gain, loss or credit and such items will be allocated to such Capital Accounts in a manner consistent with Section 704 of the Code, and (ii) without limiting the foregoing, upon liquidation of the Trust or at such time as a Certificateholder ceases to hold any Trust Certificates in the Trust, liquidating distributions will be made in accordance with the Capital Account balances of the Certificateholders (as determined after taking into account all required Capital Account adjustments for the taxable year during which such liquidation occurs) by the later of the end of the taxable year or, the date which is 90 days after the date of such liquidation. The provisions of this Section relating to Capital Accounts are intended to comply with such provisions and related provisions issued with respect to Section 704 of the Code and shall be interpreted consistently therewith. The Trust shall have the authority to make such adjustments to the Certificateholder’s Capital Accounts as may be required to cause the allocations made by the Trust to comply with such provisions.

(e) With respect to each taxable year (or portion thereof) in which the Trust is classified as a partnership for U.S. federal income tax purposes, at least once each such taxable year of the Trust for U.S. federal income tax purposes (as determined under Section 706 of the Code, a “Fiscal Year”), after adjusting each Certificateholder’s Capital Account for all contributions and distributions with respect to such Fiscal Year, the Trust shall allocate all profits and losses and items thereof in the following order of priority: (i) first, profits and losses and items thereof shall be allocated in the manner and to the extent provided by (A) Treas. Regs. §1.704-1(b)(4), (B) Treas. Regs. §1.704-1(b)(2) (to comply with the substantial economic effect safe harbors), including, without limitation, Treas. Regs. §1.704-1(b)(2)(ii)(d) (the “qualified income offset”) and Treas. Regs. §1.704-1(b)(2)(iv) (capital accounting requirements) and (C) Treas. Regs. §1.704-2, including, without limitation, Treas. Regs. §§1.704-2(e) (provided that allocations pursuant to Treas. Regs. §1.704-2(e) shall be made to the Certificateholders pro rata in accordance with the capital each Certificateholder has contributed to the Trust), 1.704-2(i)(2), and 1.704-2(i)(4); and (ii) all remaining profits and losses and items thereof shall be allocated to the Certificateholders’ Capital Accounts in a manner such that, after such allocations have been made, the balance of each Certificateholder’s Capital Account (which may be a positive, negative, or zero balance) shall equal (A) the amount that would be distributed to such Certificateholder, determined as if the Trust were to sell all of its assets for the Section 704(b) Book Value (as defined below) thereof and distribute the proceeds thereof (net of any sales commissions and other similar transaction fees and payments required to be made to creditors) pursuant to the relevant legal documents setting forth such distributions, minus (B) the sum of (I) such Certificateholder’s share of the “partnership minimum gain” (as determined under Treas. Regs. §§1.704-2(d) and (g)(3)) and “partner minimum gain” (as determined under Treas. Regs. §1.704-2(i)), and (II) the amount, if any, that such Certificateholder is obligated (or is deemed for U.S. federal income tax purposes to be obligated) to contribute, in its capacity as a Certificateholder, to the capital of the Trust as of the last day of such Fiscal Year. For purposes of this Section 2.11, (i) the term “Section 704(b) Book Value” means, with respect to any Trust property, the Trust's adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Regs. §§1.704-1(b)(2)(iv)(d) through (g), provided that on the date of the contribution of an asset to the Trust, the Section 704(b) Book Value of any asset contributed to the Trust shall be equal to the fair market value of such asset on the date of such contribution, and (ii) the term “profits and losses” shall mean the items of profit and loss of the Trust (including separately stated items) as computed under Treas. Regs. §1.704-1(b)(2)(iv).

(f) With respect to each taxable year (or portion thereof) in which the Trust is classified as a partnership for U.S. federal income tax purposes, except as provided in this Section 2.11(f), each item of taxable income, gain, loss, deduction, or credit shall be allocated in the same manner as its correlative item of “book” items allocated pursuant to Section 2.11(e). In accordance with Section 704(c)(1)(A) of the Code (and the principles thereof) and Treas. Regs. §1.704-3, income, gain, loss and deduction with respect to any property contributed to the capital of the Trust, or after Trust property has been revalued under Treas. Regs. §1.704-1(b)(2)(iv)(f), shall, solely for U.S. federal, state and local tax purposes, be allocated among the Certificateholders so as to take into account any variation between the adjusted basis of such Trust property to the Trust for U.S. federal income tax purposes and its value as so determined at the time of the contribution or revaluation of Trust property.

(g) In the event that the Trust is treated as a partnership for U.S. federal income tax purposes, the Servicer shall be the partnership representative within the meaning of Section 6223(a) of the Code. The partnership

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representative may, in its sole discretion, cause the Trust to make an election under Section 754 of the Code. The partnership representative shall (i) if the Trust is eligible, cause the Trust to elect, pursuant to Section 6221(b) of the Code, that Section 6221(a) of the Code shall not apply to the Trust or (ii) if the election in Section 6221(b) of the Code is not available, to the extent applicable, cause the Trust to make the election under Section 6226(a) of the Code.

Section 2.12 Covenant of Certificateholders.

Each Certificateholder agrees to be bound by the terms and conditions of the Trust Certificates and of this Trust Agreement, including any supplements or amendments hereto, and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust Depositor, the Trust, the Owner Trustee, the Trust Company and all other Certificateholders present and future.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01 Initial Ownership.

Upon the formation of the Trust by the contribution by the Trust Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Trust Depositor shall be the sole beneficiary of the Trust.

Section 3.02 The Trust Certificates.

(a) The Trust Certificates shall be substantially in the form set forth in Exhibit A hereto, with such changes as may be specified in a supplement to this Trust Agreement. Except as otherwise set forth in a supplement to this Trust Agreement, the Trust Certificates shall be issued from time to time in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof; provided that one Trust Certificate may be issued in a different denomination. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

(b) A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Trust Certificate duly registered in such transferee’s name pursuant to Section 3.04.

Section 3.03 Authentication of Trust Certificates.

Concurrently with the initial transfer of the Initial Loans to the Trust pursuant to the Sale and Servicing Agreement, the Trust shall issue the Trust Certificates, in an aggregate Percentage Interest equal to 100%, executed by the Owner Trustee on behalf of the Trust, authenticated by the Certificate Registrar and delivered to or upon the written order of the Trust Depositor, signed by its chairman of the board, its chief executive officer, its chief financial officer, its president, any vice president, secretary or any assistant treasurer, without further limited liability company action by the Trust Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Certificate Registrar, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate has been duly and validly authorized, issued, authenticated and delivered hereunder and, subject to the terms of this Agreement, fully paid and non-assessable. All Trust Certificates shall be dated the date of their authentication.

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Section 3.04 Registration of Transfer and Exchange of Trust Certificates.

(a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and, subject to Section 3.10 hereof, of transfers and exchanges of Trust Certificates as herein provided. The Trustee shall be the initial Certificate Registrar. Promptly upon written request therefor from the Owner Trustee, the Certificate Registrar shall provide to the Owner Trustee in writing such information regarding or contained in the Certificate Register as the Owner Trustee may reasonably request. The Owner Trustee shall be entitled to rely (and shall be fully protected in relying) on such information.

(b) Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Certificate Registrar shall cause the Owner Trustee to execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Certificate Registrar or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

(c) Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by Internal Revenue Service Form W-9 (or applicable successor form) and such other documentation as may be required by the Owner Trustee in order to comply with Applicable Law, each in a form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the registered Certificateholder or such registered Certificateholder’s attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

(d) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

Section 3.05 Mutilated, Destroyed, Lost or Stolen Trust Certificates.

If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar and the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, then in the absence of notice to the Trust that such Trust Certificate has been acquired by a protected purchaser, the Certificate Registrar shall cause the Owner Trustee on behalf of the Trust to execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. The Holder of such Trust Certificate shall pay the reasonable expenses and charges of the Certificate Registrar and the Owner Trustee in connection therewith. In connection with the issuance of any new Trust Certificate under this Section 3.05, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section 3.05 shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 3.06 Persons Deemed Owners.

Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any paying agent or other agent thereof may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions

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pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any paying agent or other agent thereof shall be bound by any notice to the contrary.

Section 3.07 Access to List of Certificateholders’ Names and Addresses.

The Certificate Registrar shall furnish or cause to be furnished to the Trustee or any other party acting as paying agent, the Owner Trustee, the Servicer and the Trust Depositor, within ten (10) Business Days after receipt by the Certificate Registrar of a written request therefor from the Trustee, the Owner Trustee, the Servicer or the Trust Depositor, a list, in such form as the Trustee or any other party acting as paying agent, the Owner Trustee, the Servicer or the Trust Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Trust Certificates evidencing not less than 25% of the Percentage Interests apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Certificate Registrar will promptly notify the Trust Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Trust Depositor, the Certificate Registrar and the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.08 Maintenance of Office or Agency.

The Certificate Registrar shall maintain an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Trust Certificates and the Transaction Documents may be served. The Certificate Registrar initially designates the office of the Certificate Registrar at the Corporate Trust Office as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Trust Depositor, any paying agent, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.09 Appointment of Trustee as Paying Agent.

The Trustee shall make distributions to Certificateholders from the Certificate Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any paying agent of the Trustee shall have the revocable power to withdraw funds from the Certificate Account for the purpose of making the distributions referred to above. The Owner Trustee (acting at the written direction of the Administrator or the Certificateholder) may revoke such power and remove the Trustee or any other party acting as paying agent of the Trustee, if the Administrator or the Certificateholder determines in its sole discretion that the Trustee or any other party acting as paying agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The paying agent initially shall be U.S. Bank Trust Company, National Association, as Trustee under the Indenture. U.S. Bank Trust Company, National Association shall be permitted to resign as paying agent upon 30 days’ written notice to the Owner Trustee and the Servicer. In the event that U.S. Bank Trust Company, National Association shall no longer be the paying agent, the Owner Trustee (acting at the written direction of the Administrator or the Certificateholder) shall appoint a successor to act as paying agent (which shall be a bank or trust company). The Owner Trustee shall cause the Trustee and such successor paying agent or any additional paying agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which the Trustee and such successor paying agent or additional paying agent shall agree with the Owner Trustee that, as paying agent, the Trustee and such successor paying agent or additional paying agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Trustee or any other party acting as paying agent, shall return all unclaimed funds to the Owner Trustee and upon removal of a paying agent such paying agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.04, 7.05, 7.06, 8.01 and 8.02 shall apply to U.S. Bank Trust Company, National Association or the Owner Trustee also in its role as paying agent and Certificate Registrar as if

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U.S. Bank Trust Company, National Association and the Owner Trustee were named in such Sections, for so long as U.S. Bank Trust Company, National Association or the Owner Trustee shall act as paying agent or Certificate Registrar and, to the extent applicable, to any other paying agent or certificate registrar appointed hereunder. Any reference in this Agreement to the paying agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10 Transfer Restrictions.

The Trust Certificates may not be offered, transferred or sold except to the Trust Depositor or an Affiliate thereof or to Qualified Institutional Buyers (“QIBs”) for purposes of Rule 144A under the Securities Act who are Qualified Purchasers for purposes of Section 3(c)(7) under the 1940 Act, and who are United States persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act.

(a) The Trust Certificates have not been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Trust Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. No transfer of any Trust Certificates shall be made if such transfer would require the Trust to register as an “investment company” under the 1940 Act. In the event that a transfer is to be made, the transferee shall execute and deliver to the Owner Trustee and Certificate Registrar a certification substantially in the form of Exhibit C hereto. In the event that such transfer is to be made in reliance on the availability of an exemption under the Securities Act, the Owner Trustee may require the prospective transferee to provide an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Owner Trustee or of the Trust.

(b) Neither the Trust Certificates nor any beneficial interest in such Trust Certificates may be acquired or held by or with plan assets of any employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Part 4, Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code (a “Benefit Plan”) and any such purported transfer shall not be effective. Each transferee of a Trust Certificate shall be required to represent (a) that it is not a Benefit Plan and is not acquiring such Trust Certificate with the plan assets of a Benefit Plan and (b) that if such Trust Certificate is subsequently deemed to be a plan asset of such a Benefit Plan, it will dispose of such Trust Certificate.

(c) Each Trust Certificate will bear the legends set forth in paragraph 6 of Exhibit C hereto.

(d) No transfer, sale, pledge or other disposition of one or more Trust Certificates (a “Transfer”) shall be made unless the Percentage Interest of the Trust Certificates so Transferred is no less than ten (10%) percent.

(e) Notwithstanding any other provision herein or elsewhere, other than to determine that any certification delivered to the Owner Trustee or Certificate Registrar, as the case may be, pursuant to Section 3.10(a) hereof is substantially in the form of Exhibit C hereto and to determine (including, without limitation, based on one or more certificates from the Person transferring such Trust Certificate and/or the Note Registrar) that any transfer of a Trust Certificate described in such certification delivered to the Owner Trustee complies with Section 3.10(d), the Owner Trustee and Certificate Registrar shall have no obligation to determine whether or not any transfer or exchange or proposed or purported transfer or exchange of a Trust Certificate is permitted under or in accordance with this Agreement, the Securities Act or applicable state securities laws, and the Owner Trustee and Certificate Registrar shall have no personal liability to any Person in connection with any transfer or exchange or proposed or purported transfer or exchange (and/or registration thereof).

(f) No Transfer of a Trust Certificate or any interest therein shall be made unless the Trust and the Owner Trustee (and any of their agents) receive from the prospective transferee a representation and warranty that the prospective transferee is a “United States person” as defined in Section 7701(a)(30) of the Code and a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). If any holder of

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a Trust Certificate or any interest therein (other than the Trust Depositor as the initial Certificateholder) fails to provide the Trust and the Owner Trustee (and any of their agents) with the properly completed and signed tax certification specified above, the acquisition of its interest in the Trust Certificates shall be void ab initio.

(g) No Transfer of a Trust Certificate or any interest therein shall be made unless the transferor delivers to the transferee, with a copy to the Trust and the Owner Trustee, prior to the Transfer of the Trust Certificate or any interest therein, a properly completed certificate, in a form reasonably acceptable to the transferee and the Trust, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a “Non-Foreign Status Certificate”). Each transferor of a Trust Certificate or any interest therein acknowledges, or by acquiring the Trust Certificate or any interest therein will be deemed to acknowledge, that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of the Trust Certificate.

(h) No Transfer of a Trust Certificate or any interest therein, including the initial issuance to the Trust Depositor, shall be made, unless the prospective transferee acknowledges (other than the Trust Depositor) and agrees that no Trust Certificate or any interest therein may be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i)(A) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have more than 40% of the value of its interest in such Person attributable to the aggregate interest of such Person in the Trust Certificates and any other equity interests of the Trust, and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in the Trust Certificates and any other equity interests of the Trust to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such Person obtains an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Trust that such transfer will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation.

(i) No Transfer of a Trust Certificate or any interest therein, including the initial issuance to the Trust Depositor, shall be made unless the prospective transferee acknowledges and agrees that no Trust Certificate may be acquired, and no Certificateholder (or holder of an interest in a Trust Certificate) may sell, transfer, assign, participate, pledge or otherwise dispose of a Trust Certificate (or any interest therein) or other equity interest in the Trust or cause a Trust Certificate (or any interest therein) or other equity interest in the Trust to be marketed, (i) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of Trust Certificates and other equity interests in the Trust to be more than 88.

(j) No Transfer of a Trust Certificate or any interest therein, including the initial issuance to the Trust Depositor, shall be made unless the prospective transferee acknowledges and agrees that it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Trust (including the amount of distributions by the Trust, the value of the Trust’s assets, the results of the Trust’s operation or the Trust Certificates).

(k) No Transfer of a Trust Certificate or any interest therein, including the initial issuance to the Trust Depositor, shall be made unless the prospective transferee acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of a Trust Certificate that would violate any of the three preceding paragraphs above or otherwise cause the Trust to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in its Trust Certificates to any person that does not agree to be bound by the three preceding paragraphs above or by this paragraph.

(l) Unless the Trust Depositor, Trust and Owner Trustee have received an Opinion of Counsel from Dechert LLP, Winston & Strawn LLP, or other nationally recognized tax counsel that the restriction on the proposed acquisition of a Trust Certificate (or any interest therein) described by this paragraph is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to such Notes in a manner that could cause a material

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adverse effect on the Trust or the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (i) a Section 385 Certificateholder cannot acquire a Trust Certificate (or any interest therein) if (A) a member of any “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder owns any Notes or (B) a Section 385 Controlled Partnership of such expanded group owns any Notes and (ii) a Section 385 Certificateholder cannot hold a Trust Certificate (or any interest therein) if (A) a member of any “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note or (B) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note. The preceding sentence shall not apply if the Noteholder or potential Noteholder is a U.S. corporate member of the same U.S. corporate “affiliated group” (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulations Section 1.385-3(g)(12)). If a Certificateholder (or holder of an interest in a Trust Certificate) fails to comply with the foregoing requirements, the Trust and Depositor are authorized, at their discretion, to compel such Certificateholder (or holder of an interest in a Trust Certificate) to sell its Trust Certificate (or interest therein) to a Person whose ownership complies with this subsection so long as such sale does not otherwise cause a material adverse effect on the Trust or cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(m) Each holder or beneficial owner of a Trust Certificate (or any interest therein) acknowledges and agrees, and will be deemed to have acknowledged and agreed, that, for so long as the Trust is disregarded as separate from it for U.S. federal income tax purposes, neither a Trust Certificate (or any interest therein) or a Note (or any interest therein) may be transferred by it (except to a person that is disregarded as separate from such holder or beneficial owner for U.S. federal income tax purposes), unless it shall have received written advice of Dechert LLP or Winston & Strawn LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Trust that such transfer will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to U.S. federal income tax on a net basis.

(n) Each holder or beneficial owner of a Trust Certificate (or any interest therein) acknowledges and agrees, and will be deemed to have acknowledged and agreed, that, for so long as the Trust is classified as a partnership for U.S. federal income tax purposes, it shall not acquire any Trust Certificates (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would cause the Trust to be treated as a disregarded entity for U.S. federal income tax purposes, unless it shall have received written advice of Dechert LLP or Winston & Strawn LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Trust that such transfer will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to U.S. federal income tax on a net basis.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01 Prior Notice to and Consent by Certificateholders with Respect to Certain Matters.

With respect to the following matters, the Trust shall not take action unless either (i), at least ten (10) Business Days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Trust Depositor (who shall promptly forward such notice to any Rating Agency) in writing of the proposed action and the Certificateholders holding a Percentage Interest of not less than 66-2/3% shall not, prior to the tenth (10th) Business Day after such notice is given, have notified the Owner Trustee in writing that such Certificateholders have withheld consent or provided alternative direction or (ii) Certificateholders holding a Percentage Interest of not less than 66-2/3% direct the Owner Trustee to take action with respect to:

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(a) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c) the amendment of the Indenture or any other Transaction Document in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture or any other Transaction Document in circumstances where the consent of any Noteholder is not required and such amendment may reasonably be expected to adversely affect the interest of the Certificateholders;

(e) such Certificateholders direct the Owner Trustee to initiate any amendment to any Transaction Document or to seek any waiver or other modification thereof;

(f) the appointment pursuant to the Indenture of a successor paying agent or Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar, or paying agent, or the consent to the assignment by the Trustee or Certificate Registrar of its obligations under the Indenture or this Trust Agreement, as applicable;

(g) the consent to the calling or waiver of any Event of Default of any Transaction Document or such Certificateholders direct the Owner Trustee to call or waive any such Event of Default;

(h) the consent to the assignment of the Trustee or Servicer of their respective obligations under any Transaction Document;

(i) except as provided in Article IX hereof, the dissolution, termination or liquidation of the Trust in whole or in part;

(j) the merger or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

(k) the incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement or the Transaction Documents;

(l) the doing of any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

(m) the confession of a judgment against the Trust;

(n) the possession of Loan Assets or other Collateral, or assignment of the Trust’s right to property, for other than a purpose permitted under Section 2.03;

(o) the lending by the Trust of any funds to any entity, except as permitted or required under the Sale and Servicing Agreement with respect to the Loan Assets or other Collateral;

(p) the change in the Trust’s purpose and powers from those set forth in this Trust Agreement; or

(q) the removal or replacement of the Servicer or the Trustee.

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In addition, the Trust shall not commingle its assets with those of any other entity other than as permitted under the Transaction Documents. The Trust shall maintain its financial and accounting books and records separate from those of any other entity; provided that the Trust may be consolidated with another entity in accordance with U.S. generally accepted accounting principles and, when so consolidated will note on its consolidated financial statement that the Trust’s assets are not available to satisfy the claims of creditors of such consolidating Person. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity.

Section 4.02 Action by Certificateholders with Respect to Bankruptcy.

To the extent permitted by Applicable Law, the Trust shall not have the power, without the unanimous prior written approval of the Certificateholders, and to the extent otherwise consistent with the Transaction Documents, to (i) institute proceedings to have the Trust declared or adjudicated as bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (v) make any assignment for the benefit of the Trust’s creditors, (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the Indenture remains in effect, and to the extent permitted by Applicable Law, no Certificateholder shall have the power to take and shall not take any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

Section 4.03 Restrictions on Certificateholders’ Power.

The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Transaction Documents or would cause a violation of any of the Transaction Documents or would be contrary to or inconsistent with Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.04 Majority Control.

Except as expressly provided herein or in any supplement to this Trust Agreement, any action or direction that may be taken or given by the Certificateholders under this Trust Agreement may not be taken or given unless agreed to or directed by the Majority Certificateholders. Except as expressly provided herein or in any supplement to this Trust Agreement, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Majority Certificateholders at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01 Establishment of Trust Account.

(a) For the benefit of the Certificateholders, the Trustee on behalf of the Trust shall establish and maintain in the name of the Trust an Eligible Deposit Account with the Trustee (the “Certificate Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Each Qualified Institution maintaining the Certificate Account shall agree in writing (and the Trustee does hereby so agree) to comply with all instructions originated by the Trustee or any other party acting as paying agent, or Owner Trustee directing the disposition of funds in the account without the further consent of the Trust.

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(b) The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof. Except as provided in Section 3.09 or as otherwise expressly provided herein, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Account ceases to be an Eligible Deposit Account, the Trustee shall within ten (10) Business Days (or such longer period, not to exceed 30 calendar days, as to which any Rating Agency may consent) establish a new Certificate Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Account.

Section 5.02 Application of Trust Funds.

(a) On each Payment Date and at and in accordance with the instruction of the Servicer, the Trustee shall distribute to the Certificateholders, pro rata based on their respective Percentage Interests, the amounts deposited in the Certificate Account received from the Trustee pursuant to the Indenture or the Sale and Servicing Agreement.

(b) On each Payment Date, the Trustee shall, or shall cause the Servicer to, make available to each Certificateholder via its website at http://pivot.usbank.com the statement or statements provided to the Trustee by the Servicer pursuant to the Indenture and the Sale and Servicing Agreement with respect to such Payment Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.02. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by Applicable Law, pending the outcome of such proceedings); provided that the Trustee shall not be responsible for determining whether any such tax is owed and may rely for such purposes on the written direction of the Trust Depositor or Servicer. The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 5.02(c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee or the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee and the Trustee, in its capacity as paying agent, for any out-of-pocket expenses incurred. The Certificateholders shall supply the Owner Trustee, the Trustee and any paying agent with Internal Revenue Service forms, with appropriate supporting documentation, and such other certificates, information or forms that the Owner Trustee, the Trustee or any paying agent may request from time to time in connection with any withholding tax or the application for a refund thereof.

Section 5.03 Method of Payment.

Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Trustee or any other party acting as paying agent appropriate written instructions at least five (5) Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

Section 5.04 No Segregation of Moneys; No Interest.

Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee, the Trustee or any paying agent hereunder shall be held uninvested, need not be segregated in any manner except to the extent required by any Applicable Law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by any Applicable Law, and neither a paying agent, the Trustee, the Trust Company nor the Owner Trustee shall be liable for any interest thereon.

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Section 5.05 Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others.

The Trust Depositor shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare or cause to be prepared, and file, or cause to be filed, all tax returns, if any, relating to the Trust (including, if applicable, a partnership information return, Internal Revenue Service Form 1065) and in writing direct the Owner Trustee to make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust’s characterization as a partnership for federal income tax purposes or an entity that is disregarded as separate from its sole beneficial owner for federal income tax purposes, (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Certificateholders and (e) upon the request of the Trust, provide to necessary parties such reasonably current information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act. The Owner Trustee shall make all elections pursuant to this Section 5.05 as directed by the Trust Depositor in writing.

Section 5.06 Signature on Returns; Partnership Representative.

(a) The Servicer shall sign on behalf of the Trust the tax returns of the Trust, and any other returns as may be required by law if any, as the same shall be furnished to it in execution form by the Trust Depositor, unless Applicable Law requires a Certificateholder to sign such documents, in which case such documents shall not be furnished to the Servicer, but shall be furnished to and signed by the Trust Depositor so long as it is a Certificateholder, in its capacity as “partnership representative” (if applicable), or such other Certificateholder as may have been designated “partnership representative” (if applicable). In executing any such return, the Servicer shall rely entirely upon, and shall have no personal liability for, information or calculations provided by the Trust Depositor.

(b) In the event the Trust Depositor is a Certificateholder and the Trust is characterized as a partnership, the Trust Depositor shall be the “partnership representative” of the Trust pursuant to the Code. In the event the Trust receives a notice of final partnership administrative adjustment under Section 6231(a)(3) of the Code, the Trust shall make an election pursuant to Section 6226 of the Code and shall comply with all of the requirements and procedures required in connection with such election.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01 General Authority.

Each of the Owner Trustee, the Servicer, the Administrator and the Trust Depositor shall have power and authority, and each is hereby authorized and empowered, in the name and on behalf of the Trust, to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an Exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement or instrument, in each case, in such form as the Owner Trustee, the Servicer, the Administrator or the Trust Depositor shall approve, as evidenced conclusively by the Owner Trustee’s, the Servicer’s, the Administrator’s or the Trust Depositor’s execution thereof. In addition to the foregoing, the Owner Trustee shall have power and authority and hereby is further authorized (but shall not be obligated) to take all actions required of the Trust pursuant to the Transaction Documents. The Trust and the Owner Trustee are hereby authorized to delegate such power and authority, or any portion thereof, with respect to the duties and obligations of the Trust and/or the Owner Trustee under this Agreement and the other Transaction Documents to the Servicer and the Administrator. The Owner Trustee shall have power and authority and hereby is further authorized from time to time to take such action as the Servicer, the Trust Depositor or the Administrator recommends and directs with respect to the Transaction Documents.

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Section 6.02 General Duties.

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of the duties expressly required to be performed by the Owner Trustee under the terms of this Agreement in the interest of the Certificateholders, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Trust Depositor has agreed hereunder or the Servicer has agreed in the Sale and Servicing Agreement or the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or of the Trust under any Transaction Document, and the Owner Trustee shall not be held personally liable for the default or failure of the Trust Depositor, the Administrator or the Servicer to carry out its obligations under the Sale and Servicing Agreement, the Administration Agreement or this Trust Agreement, as applicable. To the fullest extent permitted by law, neither the Owner Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties and liabilities are hereby eliminated. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article.

Section 6.03 Action upon Instruction.

(a) Subject to Article IV and Section 7.01 and in accordance with the terms of the Transaction Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction to the Owner Trustee of the Certificateholders pursuant to Article IV.

(b) The Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in personal liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to Applicable Law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted and stating that if the Owner Trustee shall not have received appropriate instruction within ten (10) Business Days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Transaction Documents as it shall deem to be in the best interests of the Certificateholders and shall have no personal liability to any Person for such action or inaction. To the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction received from Majority Certificateholders, the Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) Business Days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Transaction Documents as it shall deem to be in the best interests of the Certificateholders and shall have no personal liability to any Person for such action or inaction.

(d) In the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required or permitted to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and stating that if the Owner Trustee shall not have received appropriate instruction within ten (10) Business Days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it

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may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents as it shall deem to be in the best interests of the Certificateholders, and shall have no personal liability to any Person for such action or inaction. To the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Majority Certificateholders, the Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) Business Days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents as it shall deem to be in the best interests of the Certificateholders, and shall have no personal liability to any Person for such action or inaction.

Section 6.04 No Duties Except as Specified in this Agreement or in Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, the Transaction Documents or any document contemplated hereby or thereby, except as expressly provided by the terms of this Trust Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties (including fiduciary duties) or obligations shall be read into this Trust Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing or amending any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder, preparing or filing any tax, qualification to do business or securities law filing or report, monitoring or enforcing the satisfaction of any risk retention requirements, the execution or filing of any documents or filings with the Commission for the Trust or recording this Trust Agreement or any Transaction Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the Trust, this Trust Agreement, the Trust Company’s serving as Owner Trustee.

Section 6.05 Restrictions.

(a) The Owner Trustee shall not take any action that, (i) is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.05.

(b) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Trust Depositor, shall appoint an additional trustee pursuant to Section 10.05 hereof to proceed with such action.

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ARTICLE VII

CONCERNING THE OWNER TRUSTEE

Section 7.01 Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder but only upon the terms of this Trust Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Trust Agreement and the other Transaction Documents. The Owner Trustee shall not be personally answerable, accountable or liable to any Person under any circumstances hereunder or under any other Transaction Document under any circumstances, except to the Trust and the Certificateholders (i) for its own willful misconduct, or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be personally liable for any error of judgment made by a Responsible Officer or employee of the Owner Trustee which did not result from gross negligence or willful misconduct on the part of such Responsible Officer or employee;

(b) the Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Trust Depositor, the Servicer or of Certificateholders holding such Percentage Interest as is required with respect thereto under this Agreement or the applicable Transaction Documents;

(c) no provision of this Trust Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

(e) the Owner Trustee shall not be personally responsible (i) for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Trust Depositor, (ii) for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or (iii) for or in respect of the validity or sufficiency of the Transaction Documents, other than the Owner Trustee’s due execution of the Trust Certificate on behalf of the Trust, and the Owner Trustee shall in no event assume or incur any personal liability, duty, or obligation to any Noteholder or any Certificateholder other than as expressly provided for herein or expressly agreed to in the Transaction Documents;

(f) the Owner Trustee shall not be personally liable for the default or misconduct of the Trust Depositor, the Trustee, the Certificate Registrar, the Administrator or the Servicer or any other Person under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or personal liability to monitor or perform the obligations of the Trust or the Certificate Registrar under this Trust Agreement or the other Transaction Documents that are required to be performed by the Trustee under the Indenture, the Administrator under the Administration Agreement or the Servicer or the Trust Depositor under the Sale and Servicing Agreement;

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any other Transaction Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right

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of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be personally answerable therefor other than to the Trust and the Certificateholders for its willful misconduct, bad faith or gross negligence in the performance of any such act;

(h) the Owner Trustee shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, pandemics or epidemics, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Owner Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances;

(i) to the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits or (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s securities or assets;

(j) each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Certificateholder agrees that the Owner Trustee in any capacity (x) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, regulatory, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, including, but not limited to, income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Trust under the Transaction Documents and shall have no liability in connection therewith and (z) the Owner Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Notes;

(k) It shall be the Administrator's duty and responsibility, and not the Owner Trustee's duty or responsibility, to cause the Trust to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the trust, its assets or the conduct of its business;

(l) The Owner Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Agreement or any other Transaction Document or the performance of its duties hereunder; and

(m) The Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge thereof.

Section 7.02 Furnishing of Documents.

The Owner Trustee shall furnish to the Certificateholders duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.03 Representations and Warranties.

The Owner Trustee hereby represents and warrants to the Trust Depositor, for the benefit of the Trust Depositor and Certificateholders, that:

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(a) It is national banking association, duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite power and authority to execute, deliver and perform its obligations under this Trust Agreement.

(b) It has taken all action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof, will (i) contravene any federal or Delaware state law, governmental rule or regulation governing the trust powers of the Trust Company or any judgment or order binding on it, (ii) constitute any default under its charter documents or organizational documents or any indenture, mortgage, contract, long-term lease, license or other agreement or instrument to which it is a party or by which any of its properties may be bound or (iii) result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Transaction Documents.

(d) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and creditors of national banking associations and subject to general principles of equity.

(e) To the Owner Trustee’s best knowledge, there are no proceedings or investigations pending, or to the Owner Trustee’s knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Owner Trustee or its properties: (A) asserting the invalidity of this Trust Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Owner Trustee of its obligations under, or the validity or enforceability of, this Trust Agreement.

Section 7.04 Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by an appropriate Person or Persons. The Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof require and rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer or agent of an appropriate Person or Persons or of any manager thereof, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Transaction Documents, the Owner Trustee may act directly or through its agents or attorneys or a custodian or nominee and the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Owner Trustee with reasonable care, and may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons. The Owner Trustee shall have no duty to monitor or supervise any other trustee, the Certificate Registrar, a paying agent, the Trust Depositor, the Holders, the Servicer, any Subservicer, the Trustee, the Administrator, any agent, independent contractor, officer, employee or

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manager of the Trust, any delegatee of any trustee, or any other Person and shall have no liability for the failure of any other Person to perform its obligations or duties under the Transaction Documents or otherwise.

Section 7.05 Not Acting in Individual Capacity.

Except as provided in this Article VII, in performing its duties hereunder, the Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 7.06 Owner Trustee Not Liable for Trust Certificates or Loans.

The recitals contained herein and in the Trust Certificates shall be taken as the statements of the Trust Depositor and the Owner Trustee assumes no personal responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any other Transaction Document or of the Trust Certificates (other than as to the due execution by the Owner Trustee of the Trust Certificates on behalf of the Trust) or the Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any personal responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including, without limitation: (a) the existence, condition and ownership of any collateral securing a Loan; (b) the existence and enforceability of any insurance thereon; (c) the validity of the assignment of any Loan to the Trust or of any intervening assignment; (d) the performance or enforcement of any Loan; and (e) the compliance by the Trust Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation, or any action of the Trust Depositor, the Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 7.07 Owner Trustee May Own Trust Certificates and Notes.

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Trust Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.08 No Action Adverse to the Trustee.

The Administrator shall not, without the written consent of the Owner Trustee, knowingly take or cause the Trust to take any action which in any way adversely affects or could reasonably be expected to adversely affect the Trustee or any of its rights, duties or protections under the Trust Agreement. Without limiting the foregoing, the Administrator shall not take, or cause the Trust to take, any of the following actions without the prior written consent of the Owner Trustee: (i) make or purport to make any representation, warranty, covenant or agreement on behalf of the Trustee, (ii) alter or increase any duty or obligation of the Owner Trustee under any agreement, (iii) any action in the name of the Owner Trustee, including without limitation any action involving the initiation of a claim against a third party or the response to a claim by any third party, (iv) effect any settlement or compromise of any pending or threatened claim, action, proceeding or lawsuit in respect of the Trust, or (v) any action in the name of the Owner Trustee or in the name of the Trust which could or does result in any taxes (other than income taxes), losses, damages, liabilities, costs or expenses of any kind and nature whatsoever of the Owner Trustee.

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ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

Section 8.01 Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Trust Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Trust Depositor for its other reasonable expenses hereunder, including, but not limited to, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Trust Depositor shall be responsible for such fees and expenses only to the extent the same are not paid pursuant to the Priority of Payments, such fees and expenses to be paid to the Owner Trustee in accordance with the Priority of Payments.

Section 8.02 Indemnification.

Trust Depositor shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Owner Trustee (in its individual capacity and in its capacity as Owner Trustee) and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses and fees and expenses incurred in connection with the enforcement of indemnification rights) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by or asserted against an Indemnified Party in any way relating to or arising out of this Trust Agreement, the Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Trust Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the gross negligence or willful misconduct of such Indemnified Party. The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee and the termination of this Trust Agreement. If an Indemnified Party seeks indemnification hereunder it shall promptly notify the Trust Depositor if a Responsible Officer of the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Trust Depositor of its indemnification obligations hereunder unless the Trust Depositor is deprived of material substantive or procedural rights or defenses as a result thereof. The Trust Depositor shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim; provided that the Owner Trustee shall be entitled to retain separate counsel at the expense of the Trust Depositor in the event that a conflict of interest or the possible imposition of criminal liability. If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld, the Trust Depositor is relieved of its indemnification obligations hereunder with respect to such Person to the extent its defense of its claims are prejudiced thereby. The Trust Depositor shall be responsible for such indemnification to the extent the same is not paid pursuant to the Priority of Payments, such indemnification to be paid first in accordance with the Priority of Payments.

Section 8.03 Payments to the Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment.

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ARTICLE IX

TERMINATION OF TRUST AGREEMENT

Section 9.01 Termination of Trust Agreement.

(a) The Trust shall dissolve, liquidate and be wound up in accordance with Section 3808 of the Statutory Trust Statute upon (i) the final distribution by the Trustee or any other party acting as paying agent of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V, upon which the Trustee or any other party acting as paying agent shall notify the Owner Trustee and the Trust Depositor in writing and (ii) the written consent of the Certificateholders. The bankruptcy, liquidation, termination, dissolution, death or incapacity of any Certificateholder shall not (x) operate to dissolve or terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 9.01(a), neither the Trust Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Trust Certificates to the Trustee or any other party acting as paying agent of the Trustee for payment of the final distribution and cancellation, shall be given by the Trustee or any other party acting as paying agent by letter to Certificateholders mailed within five (5) Business Days of receipt of written notice of such termination from the Servicer stating, as set forth in such notice from the Servicer, (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Owner Trustee at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.02.

In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee or any other party acting as paying agent, to the Trust Depositor. Certificateholders shall thereafter look solely to the Trust Depositor as general unsecured creditors.

(d) Upon the winding up of the Trust and payment of all liabilities in accordance with Section 3808 of the Statutory Trust Statute, the paying agent shall make a final distribution to the Certificateholders in accordance with Article V and Section 9.01(c) above and the Administrator shall instruct the Owner Trustee in writing to cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute. Thereupon, the Trust and this Trust Agreement (other than the rights, benefits, protections, privileges and immunities of the Owner Trustee and the Trust Company) shall terminate.

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ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01 Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a Person (a) satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (b) authorized to exercise corporate trust powers; (c) having a combined capital and surplus of (or having a parent with a combined capital and surplus of) at least $100,000,000 and subject to supervision or examination by federal or state banking authorities; and (d) having (or having a parent that has) an investment grade rating with respect to S&P and Moody’s. If such Person shall publish reports of condition at least annually pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02 Resignation or Removal of Owner Trustee.

(a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust Depositor. Upon receiving such notice of resignation, the Trust Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy shall be delivered to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee, at the expense of the Trust Depositor, may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

(b) The Trust Depositor may remove the Owner Trustee at any time without cause or at any time (1) that the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Trust Depositor or (2) the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. If the Trust Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Trust Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one (1) copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, and one (1) copy shall be delivered to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee in its individual capacity.

(c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until the appointment by the successor Owner Trustee pursuant to Section 10.03 has become effective and, in the case of removal, payment of all accrued and unpaid fees and expenses owed to the outgoing Owner Trustee in its individual capacity. The Trust Depositor shall provide notice of such resignation or removal of the Owner Trustee to all Holders, the Trustee, the Servicer and any Rating Agency.

Section 10.03 Successor Owner Trustee.

(a) Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Trust Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of fees, expenses and

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indemnity owing to it in its individual capacity deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the Trust Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

(b) No successor Owner Trustee shall accept appointment as provided in this Section 10.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

(c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, the Trust Depositor shall mail notice thereof to all Holders, the Trustee, the Servicer and any Rating Agency. If the Trust Depositor shall fail to mail such notice within ten (10) Business Days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Trust Depositor. Furthermore, upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, such successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

Section 10.04 Merger or Consolidation of Owner Trustee.

Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto (except for the filing at the expense of the Trust of an amendment to the Trust’s certificate of Trust if required by law) notwithstanding anything herein to the contrary; provided that such Person shall be eligible pursuant to Section 10.01; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to all Holders, the Trustee, the Servicer and the Trust Depositor (who shall promptly forward such notice to any Rating Agency) and file an amendment to the Certificate of Trust with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

Section 10.05 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trust Depositor and the Owner Trustee acting jointly shall have the power and authority to execute and deliver all instruments to appoint one or more Persons approved by the Trust Depositor and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trust Depositor and the Owner Trustee may consider necessary or desirable. If the Trust Depositor shall not have joined in such appointment within 15 Business Days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power, authority and authorization to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

(b) Each separate trustee and co-trustee shall, to the extent permitted by any Applicable Law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any Applicable Law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding

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of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no separate trustee or co-trustee under this Trust Agreement or the Owner Trustee shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(iii) the Trust Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to each of the Trust Depositor, the Trustee and the Servicer.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name, and the Owner Trustee shall have the full power and authority to delegate its responsibilities to the Servicer as provided for herein and in the other Transaction Documents. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Supplements and Amendments.

(a) This Trust Agreement may be amended by the Trust Depositor, the Trust Company, and the Owner Trustee, with the consent of the Majority Noteholders (so long as the Notes are outstanding) and the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Trust Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, as evidenced by an Officer’s Certificate of the Servicer, materially adversely affect the interests of any Noteholder or Certificateholder. Notwithstanding anything to the contrary contained herein, this Trust Agreement may be amended by the Trust Depositor, the Trust Company, and the Owner Trustee without the consent of any Noteholder or Certificateholder to cure any ambiguity or to correct or supplement any provisions in this Trust Agreement in a manner consistent with the intent of this Trust Agreement and the Transaction Documents.

(b) Except as provided in Section 11.01(a) hereof, this Trust Agreement may be amended from time to time by the Trust Depositor, the Trust Company, and the Owner Trustee, with the consent of the Majority Noteholders (so long as the Notes are outstanding) and the consent of the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders hereunder; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of any amounts received on the Loans which are required to be distributed on any Note or Trust Certificate without the consent of the Holder of that Note or Trust Certificate or (b) reduce the aforesaid percentage of Noteholders and the aggregate

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Percentage Interest of Certificateholders required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Trust Certificates.

(c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Trustee and the Trust Depositor (who shall promptly forward such notice to any Rating Agency) and the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and Noteholder.

(d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders or Noteholders provided for in this Trust Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of Delaware.

(f) Prior to the execution of any amendment to this Trust Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement and an officer’s certificate of the Trust Depositor that all conditions precedent to the execution and delivery of such amendment have been met. The Owner Trustee and the Trust Company may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s or the Trust Company’s own rights, duties or immunities under this Trust Agreement or otherwise. Notwithstanding any other provision herein or elsewhere, no provision, amendment, supplement, waiver, or consent of or with respect to any of the Transaction Documents that affects any right, power, authority, duty, benefit, protection, privilege, immunity or indemnity of the Owner Trustee or the Trust Company shall be binding on the Owner Trustee or the Trust Company unless the Owner Trustee and the Trust Company shall have expressly consented thereto in writing.

(g) This Trust Agreement may only be amended to the extent that written advice from Dechert LLP or Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer (with a copy to the Owner Trustee) to the effect that such amendment will not (i) cause the Trust to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes, (ii) cause the Notes to be deemed to have been sold or exchanged under Section 1001 of the Code or (iii) cause any Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness.

Section 11.02 Customer Identification Program.

Pursuant to Applicable Law, the Owner Trustee is required to obtain on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable Law, the Owner Trustee may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received. Failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder, which, at the sole option of the Owner Trustee, may result in the Owner Trustee’s resignation in accordance with the terms hereof. The parties hereto agree that for purposes of Applicable Law, (a) Ownership Prong: The Trust Depositor is and shall be deemed to be the sole beneficial owner of the Trust, and (b) Control Prong: The Trust Depositor is and shall deemed to be the party with the power and authority to control the Trust.

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Section 11.03 No Legal Title to Trust Estate in Certificateholders.

The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to dissolve the Trust or terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 11.04 Limitations on Rights of Others.

The provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Trust Company, the Indemnified Parties, the Trust Depositor, the Certificateholders and, to the extent expressly provided herein, the Trustee and the Noteholders, and nothing in this Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

Section 11.05 Notices.

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Certificateholders or other documents provided or permitted by this Trust Agreement shall be in writing to and mailed, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile or telecopy in legible form, if to the Owner Trustee, addressed to its Corporate Trust Office; or if to the Trust Depositor, addressed to Hercules Capital Funding 2022-1 LLC, c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Attention: Chief Financial Officer, Re: Hercules Capital Funding Trust 2022-1, Telephone: (650) 289-3060, Facsimile No.: (650) 473-9194; with a copy to Hercules Capital Funding 2022-1 LLC, c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Attention: General Counsel, Re: Hercules Capital Funding Trust 2022-1, Telephone: (650) 289-3060, Facsimile No.: (650) 473-9194 or if to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register.

(b) Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents made as provided above will be deemed effective (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee): (i) if in writing and delivered in Person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 11.06 Severability.

Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.07 Separate Counterparts.

This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by

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an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

Section 11.08 Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Trust Depositor, the Owner Trustee, the Trust Company, each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.09 No Petition.

(a) To the extent permitted by Applicable Law, the Trust Depositor will not, prior to the date which is one (1) year and one (1) day (or, if longer, the applicable preference period then in effect) after payment in full of the Notes rated by any Rating Agency (or such longer preference period as shall then be in effect), institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Trust Agreement or any of the other Transaction Documents.

(b) To the extent permitted by Applicable Law, the Owner Trustee, by entering into this Trust Agreement, each Certificateholder, by accepting a Trust Certificate, and the Trustee and each Noteholder, by accepting the benefits of this Trust Agreement, hereby covenant and agree that they will not, prior to the date which is one (1) year and one (1) day (or if longer, the applicable preference period as shall then be in effect) after payment in full of the Notes rated by any Rating Agency (or such longer preference period as shall then be in effect), institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Trust Agreement or any of the other Transaction Documents; provided, however, that nothing contained herein shall prevent the Owner Trustee from filing a proof of claim in any such proceeding; provided, however, nothing in this Section shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its property any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(c) The provisions of this Section 11.08 shall survive the termination of this Trust Agreement for any reason whatsoever.

Section 11.10 No Recourse.

To the extent permitted by Applicable Law, each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Trust Depositor, the Servicer, the Seller, the Owner Trustee, the Trust Company, the Trustee, Certificate Registrar or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Trust Certificates or the Transaction Documents. Each Certificateholder by accepting a Trust Certificate (i) acknowledges that such Trust

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Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Trust Depositor, the Servicer, the Seller, the Owner Trustee, the Trustee, or any Affiliate of the foregoing, and no recourse may be had against any such party or their assets, except as may be expressly set forth or contemplated in the Transaction Documents and (ii) enters into the undertakings and agreements provided for such Certificateholder set forth in Section 13.09 of the Sale and Servicing Agreement. The right to distributions of the assets of the Trust or the proceeds thereof arising under this Agreement or the Trust Certificates shall be payable solely in accordance with the priority set forth in Section 7.06 of the Sale and Servicing Agreement until the final discharge of the Indenture, and no Certificateholder shall have any recourse against the Trust except in accordance therewith. The provisions of this Section 11.09 shall survive any termination of this Agreement.

Section 11.11 Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

Any legal action or proceeding with respect to this Trust Agreement may be brought in the courts of the United States for the District of Delaware, and by execution and delivery of this Trust Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Trust Agreement or any document related hereto.

To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement or any matter arising hereunder.

Section 11.13 Termination of Original Trust Agreement.

The parties hereto agree that the Original Trust Agreement is hereby superseded in its entirety by this Agreement.

Section 11.14 No Trial by Jury.

The Parties hereto and the Certificateholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

HERCULES CAPITAL FUNDING 2022-1 LLC, as Trust Depositor

By:
Name:
Title:

Hercules Capital Funding Trust 2022-1

A&R Trust Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee and as the Trust Company

By:
Name:
Title:

Hercules Capital Funding Trust 2022-1

A&R Trust Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, hereby accepts the appointment as Certificate Registrar and paying agent pursuant to Sections 3.04 and 3.09 hereof and agrees to be bound by the obligations expressly set forth herein applicable to it in such capacities.

By:
Name:
Title:

Hercules Capital Funding Trust 2022-1

A&R Trust Agreement

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EXHIBIT A

FORM OF TRUST CERTIFICATE

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW AND ONLY TO (1) A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 (EACH SUCH PERSON, A “QUALIFIED PURCHASER”), (2) AN INSTITUTION THAT QUALIFIES AS AN “ACCREDITED INVESTOR” MEETING THE REQUIREMENTS OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS A QUALIFIED PURCHASER PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND, IN EITHER CASE, IS ACQUIRING SUCH TRUST CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS), PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT AND (B) THE RECEIPT BY THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE OWNER TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT. EACH INVESTOR IN THIS TRUST CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS TRUST CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO PART 4, SUBTITLE B, TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLANS (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”) OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) IT IS A PLAN SUBJECT TO SIMILAR LAW AND ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH TRUST CERTIFICATE OR ANY INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW. SUCH REPRESENTATION SHALL BE DEEMED MADE ON EACH DAY FROM THE DATE ON WHICH THE ACQUIRER ACQUIRES ITS INTEREST IN THE TRUST CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE ACQUIRER DISPOSES OF ITS INTEREST IN THE TRUST CERTIFICATE.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE TRUST CERTIFICATES (A “TRANSFER”) SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES SO TRANSFERRED IS NO LESS THAN TEN (10%) PERCENT.

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Each holder of this trust certificate (AND any interest therein) represents and warrants that it is a “United States Person” as defined in section 7701(a)(30) of the Code and will provide the trust and THE OWNER TRUSTEE (AND ANY OF THEIR AGENTS) with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). If any holder of this trust certificate (or any interest therein) (OTHER THAN THE INITIAL HOLDER) fails to provide the trust and the owner trust (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in this trust CERTIFICATE shall be void ab initio.

Each transferor of this trust Certificate (and any interest therein) will agree, or by acquiring this trust Certificate or an interest therein will be deemed to have agreed, to deliver to the transferee, with a copy to the trust and the owner Trustee, prior to the transfer of the trust Certificate (and any interest therein), a properly completed certificate, in a form reasonably acceptable to the transferee and the Trust, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a “Non-Foreign Status Certificate”). Each transferor of this trust Certificate (and any interest therein) ACKNOWLEDGES, or by acquiring this trust Certificate or an interest therein will be deemed to ACKNOWLEDGE, that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of the trust Certificate.

THIS trust CERTIFICATE (and ANY INTEREST THEREIN) MAY NOT BE acquired or owned by any Person (OTHER THAN THE TRUST DEPOSITOR) that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i) (A) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have more than 40% of the value of its interest in such Person attributable to the AGGREGATE interest of such Person in THE trust CERTIFICATES and any other equity interestS OF the Trust, and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in THE trust CERTIFICATES AND ANY OTHER EQUITY INTERESTs OF THE TRUST to permit any partnership to satisfy the 100 partner limitation of Treas. RegS. § 1.7704-1(h)(1)(ii) or (ii) such Person obtains an Opinion of NATIONALLY RECOGNIZED U.S. TAX Counsel REASONABLY ACCEPTABLE TO THE TRUST that such transfer will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation.

THIS trust CERTIFICATE (and ANY INTEREST THEREIN) MAY NOT BE acquired, and no Certificateholder may sell, transfer, assign, participate, pledge or otherwise dispose of this trust CERTIFICATE (and any interest therein) or cause this trust CERTIFICATE (and any interest therein) to be marketed, (i) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treas. RegS. § 1.7704-1(b), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause THE COMBINED NUMBER OF HOLDERS OF trust certificates and other equity interests in the trust to be more than 88.

no holder of this trust certificate (and any interest therein) will participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the trust

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(including the amount of distributions by the trust, the value of the trust’s assets, the results of the trust’s operations or the trust certificates).

Each holder of this trust certificate (AND any interest therein) acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of thIS trust certificate that would violate ANY OF the tHREE preceding paragraphs above or otherwise cause the trust to be unable to rely on the “private placement” safe harbor of Treas. RegS. § 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in thIS trust certificate to any Person that does not agree to be bound by the tHREE preceding paragraphs above or by this paragraph.

Unless the trust Depositor, Trust and Owner Trustee have received an Opinion of Counsel from Dechert LLP, WINSTON & STRAWN LLP, or other nationally recognized tax counsel that the restriction on the proposed acquisition of THIS trust Certificate (and any interest therein) described by this PARAGRAPH is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the code to apply to such Notes in a manner that could cause a material adverse effect on the Trust or the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (i) a Section 385 Certificateholder cannot acquire a trust Certificate (and any interest therein) if (A) a member of any “expanded group” (as defined in Treasury RegulationS Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder owns any Notes or (B) a Section 385 Controlled Partnership of such expanded group owns any Notes and (ii) a Section 385 Certificateholder cannot hold a trust Certificate (and any interest therein) if (A) a member of any “expanded group” (as defined in Treasury RegulationS Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note or (B) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note. The preceding sentence shall not apply if the Noteholder or potential Noteholder is a U.S. corporate member of the same U.S. corporate “affiliated group” (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury RegulationS Section 1.385-3(g)(12)). If a Certificateholder (or holder of an interest in a trust Certificate) fails to comply with the foregoing requirements, the Trust and Depositor are authorized, at their discretion, to compel such Certificateholder (or holder of an interest in a trust Certificate) to sell its trust Certificate (or interest therein) to a Person whose ownership complies with this PARAGRAPH so long as such sale does not otherwise cause a material adverse effect on the Trust or cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

EACH HOLDER OF THIS TRUST CERTIFICATE (OR ANY INTEREST THEREIN) ACKNOWLEDGES AND AGREES, AND WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED, THAT, FOR SO LONG AS THE TRUST IS DISREGARDED AS SEPARATE FROM IT FOR U.S. FEDERAL INCOME TAX PURPOSES, NEITHER A TRUST CERTIFICATE (OR ANY INTEREST THEREIN) OR A NOTE (OR ANY INTEREST THEREIN) MAY BE TRANSFERRED BY IT (EXCEPT TO A PERSON THAT IS DISREGARDED AS SEPARATE FROM SUCH HOLDER OR BENEFICIAL OWNER FOR U.S. FEDERAL

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INCOME TAX PURPOSES), UNLESS IT SHALL HAVE RECEIVED WRITTEN ADVICE OF DECHERT LLP OR WINSTON & STRAWN LLP OR AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL REASONABLY ACCEPTABLE TO THE TRUST THAT SUCH TRANSFER WILL NOT CAUSE THE TRUST TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES OR OTHERWISE TO BE SUBJECT TO U.S. FEDERAL INCOME TAX ON A NET BASIS.

EACH HOLDER OF THIS TRUST CERTIFICATE (OR ANY INTEREST THEREIN) ACKNOWLEDGES AND AGREES, AND WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED, THAT, FOR SO LONG AS THE TRUST IS CLASSIFIED AS A PARTNERSHIP FOR U.S. FEDERAL INCOME TAX PURPOSES, IT SHALL NOT ACQUIRE ANY TRUST CERTIFICATES (OR ANY OTHER INTEREST TREATED AS EQUITY IN THE ISSUER FOR U.S. FEDERAL INCOME TAX PURPOSES) IF SUCH TRANSFER WOULD CAUSE THE TRUST TO BE TREATED AS A DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES, UNLESS IT SHALL HAVE RECEIVED WRITTEN ADVICE OF DECHERT LLP OR WINSTON & STRAWN LLP OR AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL REASONABLY ACCEPTABLE TO THE TRUST THAT SUCH TRANSFER WILL NOT CAUSE THE TRUST TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES OR OTHERWISE TO BE SUBJECT TO U.S. FEDERAL INCOME TAX ON A NET BASIS.

NUMBER 1 PERCENTAGE INTEREST: 100%

HERCULES CAPITAL FUNDING TRUST 2022-1

TRUST CERTIFICATE

Evidencing a beneficial ownership interest in the Trust, as defined below, the property of which includes primarily the Loans transferred to the Trust by Hercules Capital Funding 2022-1 LLC.

(This Trust Certificate does not represent an interest in or obligation of Hercules Capital Funding 2022-1 LLC, Hercules Capital, Inc. (the “Servicer”) or the Owner Trustee (as defined below) (as such or in its individual capacity) or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT HERCULES CAPITAL FUNDING 2022-1 LLC is the registered owner of the nonassessable, fully paid, beneficial ownership interest in HERCULES CAPITAL FUNDING TRUST 2022-1 (the “Trust”) formed by Hercules Capital Funding 2022-1 LLC, in the Percentage Interest evidenced hereby.

The Trust was created pursuant to a Trust Agreement, dated as of June 10, 2022(as amended and restated as of June 22, 2022 and as further amended, modified, restated, waived, substituted or supplemented from time to time, the “Trust Agreement”), between Hercules Capital Funding 2022-1 LLC, as trust depositor (the “Trust Depositor”),

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and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below and a Certificate of Trust filed with the Secretary of State of the State of Delaware on June 10, 2022. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Trust Certificate is one of a duly authorized issue of Hercules Capital Funding Trust 2022-1 Certificates (herein called the “Trust Certificates”). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such holder is bound.

Under the Trust Agreement, there will be distributions on the 20th day of each month or, if such 20th day is not a Business Day, the next Business Day (each, a “Payment Date”), commencing on July 20, 2022, to the Person in whose name this Trust Certificate is registered at the close of business on the last Business Day of the month immediately preceding the Payment Date (the “Record Date”), such Certificateholder’s Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date pursuant to the terms of the Sale and Servicing Agreement and the Indenture.

The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

It is the intent of the Trust Depositor and the Certificateholders that (i) for any period that the Trust Certificates are owned by a single beneficial owner, for U.S. federal income tax purposes, the Trust will be disregarded as an entity separate from such beneficial owner for U.S. federal income tax purposes, and the Certificateholders (and the beneficial owner of the Trust Certificates), by acceptance of the Trust Certificates (or a beneficial interest therein), agree to take no action inconsistent with such treatment and (ii) for any period that the Trust Certificates are owned by more than one beneficial owner fore U.S. federal income tax purposes, the Trust will be treated as a partnership for U.S. federal income tax purposes, other than a publicly traded partnership, the partners of which are the beneficial owners of the Trust Certificates, and the Certificateholders (and beneficial owners of the Trust Certificates), by acceptance of a Trust Certificate (or beneficial interest therein) agree to treat the Trust Certificates as equity and to take no action inconsistent with such treatment.

To the fullest extent permitted by Applicable Law, each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder, will not prior to the date which is one (1) year and one (1) day (or, if longer, the applicable preference period then in effect) after the payment in full of the Notes rated by any Rating Agency, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Transaction Documents.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Trustee or any other party acting as paying agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Trustee or any other party acting as paying agent of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Trustee or any other party acting as paying agent.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Registrar, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

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THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

HERCULES CAPITAL FUNDING TRUST 2022-1

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, solely as Owner Trustee and not in its individual capacity

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates of Hercules Capital Funding Trust 2022-1 referred to in the within-mentioned Trust Agreement.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

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[REVERSE OF TRUST CERTIFICATE]

The Trust Certificates do not represent an obligation of, or an interest in, the Trust Depositor, the Servicer, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Transaction Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Loans (and certain other amounts), all as more specifically set forth herein and in the Transaction Documents. A copy of each of the Transaction Documents may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Trust Depositor and at such other places, if any, designated by the Trust Depositor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Depositor and the rights of the Certificateholders under the Trust Agreement at any time, by the Trust Depositor, the Trust Company and the Owner Trustee with the consent of the holders of the Trust Certificates evidencing not less than a majority of the outstanding Percentage Interest and of the holders of the Majority Noteholders. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust Company, National Association.

The Trust Certificates are issuable only as registered Trust Certificates without coupons in minimum Percentage Interests of ten (10%) percent and integral multiples of one (1%) percent in excess thereof; provided that one Trust Certificate may be issued in a different denomination. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

This Trust Certificate may not be acquired directly or indirectly by, or held by or with plan assets of any employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not any of the foregoing entities.

This Trust Certificate may not be transferred to any person who is not a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Each purchaser of the Trust Certificates shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser’s Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit C.

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The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon (i) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust and (ii) the written consent of the Certificateholders. The Servicer on behalf of the Trustee has the option to cause the sale of the corpus of the Trust at a price and pursuant to procedures specified in the Indenture and the Sale and Servicing Agreement, and such sale of the receivables and other property of the Trust will effect early retirement of the Trust Certificates.

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ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed:

*

_________________
* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

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EXHIBIT B

CERTIFICATE OF TRUST OF
HERCULES CAPITAL FUNDING TRUST 2022-1

This Certificate of Trust of HERCULES CAPITAL FUNDING TRUST 2022-1 (the “Trust”), is being duly executed and filed by the undersigned, as owner trustee, to form a statutory trust under the Statutory Trust Statute (12 Del. Code, § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is HERCULES CAPITAL FUNDING TRUST 2022-1.

2. Delaware Trustee. The name and business address of a trustee of the Trust having its principal place of business in the State of Delaware is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the only owner trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee of the Trust

By:
Name:
Title:

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EXHIBIT C

Form of Purchaser’s Representation and Warranty Letter

Dated: June 22, 2022

Hercules Capital Funding Trust 2022-1
c/o Wilmington Trust, National Association, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

U.S. Bank Trust Company, National Association, as Certificate Registrar

111 Fillmore Avenue East

Attn: Bondholder Services - EP-MN-WS2N

St. Paul, Minnesota, 55107

Ref: Hercules 2022-1

Re: Hercules Capital Funding Trust 2022-1 (the “Trust”)

Ladies and Gentlemen:

In connection with our proposed acquisition of Trust Certificates (the “Trust Certificates”) issued under the Trust Agreement, dated as of June 10, 2022 (as amended and restated as of June 22, 2022 and as further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement), between Hercules Capital Funding 2022-1 LLC, as Trust Depositor (the “Trust Depositor”), and Wilmington Trust, National Association, as Owner Trustee, the undersigned (the “Purchaser”) represents, warrants and agrees that:

1. It is (1) the Trust Depositor or an Affiliate thereof, (2) a Qualified Institutional Buyer (a “QIB”) for purposes of Rule 144A under the Securities Act and is acquiring the Trust Certificates for its own institutional account or for the account of a QIB or (3) an Institutional “Accredited Investor” (within the meaning of Rule 501 (a)(1)-(3) or (7) under the Securities Act) purchasing for investment and not for distribution in violation of the act.

2. It is not an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and is not acquiring Trust Certificates with plan assets of any of the foregoing.

3. It has such knowledge and experience in evaluating business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Trust Certificates. It understands the full nature and risks of an investment in the Trust Certificates and based upon its present and projected net income and net worth, it believes that it can bear the economic risk of an immediate or future loss of its entire investment in the Trust Certificates.

4. It understands that the Trust Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Trust Certificates, such Trust Certificates may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a QIB/QP that purchases for its own account or for the account of another QIB/QP or (b) pursuant to an effective registration statement under the Securities Act.

5. It understands that each Trust Certificate will bear legends substantially to the following effect:

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THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAW AND ONLY (1) A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 (EACH SUCH PERSON, A “QUALIFIED PURCHASER”) , (2) AN INSTITUTION THAT QUALIFIES AS AN “ACCREDITED INVESTOR” MEETING THE REQUIREMENTS OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (“INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS A QUALIFIED PURCHASER PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND, IN EITHER CASE, IS ACQUIRING SUCH TRUST CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS), PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT AND (B) THE RECEIPT BY THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE OWNER TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAW OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT. EACH INVESTOR IN THIS TRUST CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS TRUST CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO PART 4, SUBTITLE B, TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLANS (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”) OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) IT IS A PLAN SUBJECT TO SIMILAR LAW AND ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH TRUST CERTIFICATE OR ANY INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW. SUCH REPRESENTATION SHALL BE DEEMED MADE ON EACH DAY FROM THE DATE ON WHICH THE ACQUIRER ACQUIRES ITS INTEREST IN THE TRUST CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE ACQUIRER DISPOSES OF ITS INTEREST IN THE TRUST CERTIFICATE.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE TRUST CERTIFICATES (A “TRANSFER”) SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES SO TRANSFERRED IS NO LESS THAN TEN (10%) PERCENT.

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Each holder of this trust certificate (AND any interest therein) represents and warrants that it is a “United States Person” as defined in section 7701(a)(30) of the Code and will provide the trust and THE OWNER TRUSTEE (AND ANY OF THEIR AGENTS) with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). If any holder of this trust certificate (or any interest therein) (OTHER THAN THE INITIAL HOLDER) fails to provide the trust and the owner trust (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in this trust CERTIFICATE shall be void ab initio.

Each transferor of this trust Certificate (and any interest therein) will agree, or by acquiring this trust Certificate or an interest therein will be deemed to have agreed, to deliver to the transferee, with a copy to the trust and the owner Trustee, prior to the transfer of the trust Certificate (and any interest therein), a properly completed certificate, in a form reasonably acceptable to the transferee and the Trust, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a “Non-Foreign Status Certificate”). Each transferor of this trust Certificate (and any interest therein) ACKNOWLEDGES, or by acquiring this trust Certificate or an interest therein will be deemed to ACKNOWLEDGE, that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of the trust Certificate.

THIS trust CERTIFICATE (and ANY INTEREST THEREIN) MAY NOT BE acquired or owned by any Person (OTHER THAN THE TRUST DEPOSITOR) that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i) (A) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have more than 40% of the value of its interest in such Person attributable to the AGGREGATE interest of such Person in THE trust CERTIFICATES and any other equity interestS OF the Trust, and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in THE trust CERTIFICATES AND ANY OTHER EQUITY INTERESTs OF THE TRUST to permit any partnership to satisfy the 100 partner limitation of Treas. RegS. § 1.7704-1(h)(1)(ii) or (ii) such Person obtains an Opinion of NATIONALLY RECOGNIZED U.S. TAX Counsel REASONABLY ACCEPTABLE TO THE TRUST that such transfer will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation.

THIS trust CERTIFICATE (and ANY INTEREST THEREIN) MAY NOT BE acquired, and no Certificateholder may sell, transfer, assign, participate, pledge or otherwise dispose of this trust CERTIFICATE (and any interest therein) or cause this trust CERTIFICATE (and any interest therein) to be marketed, (i) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treas. RegS. § 1.7704-1(b), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause THE COMBINED NUMBER OF HOLDERS OF trust certificates and other equity interests in the trust to be more than 88.

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no holder of this trust certificate (and any interest therein) will participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the trust (including the amount of distributions by the trust, the value of the trust’s assets, the results of the trust’s operations or the trust certificates).

Each holder of this trust certificate (AND any interest therein) acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of thIS trust certificate that would violate ANY OF the tHREE preceding paragraphs above or otherwise cause the trust to be unable to rely on the “private placement” safe harbor of Treas. RegS. § 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in thIS trust certificate to any Person that does not agree to be bound by the tHREE preceding paragraphs above or by this paragraph.

Unless the trust Depositor, Trust and Owner Trustee have received an Opinion of Counsel from Dechert LLP, WINSTON & STRAWN LLP, or other nationally recognized tax counsel that the restriction on the proposed acquisition of THIS trust Certificate (and any interest therein) described by this PARAGRAPH is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the code to apply to such Notes in a manner that could cause a material adverse effect on the Trust or the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (i) a Section 385 Certificateholder cannot acquire a trust Certificate (and any interest therein) if (A) a member of any “expanded group” (as defined in Treasury RegulationS Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder owns any Notes or (B) a Section 385 Controlled Partnership of such expanded group owns any Notes and (ii) a Section 385 Certificateholder cannot hold a trust Certificate (and any interest therein) if (A) a member of any “expanded group” (as defined in Treasury RegulationS Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note or (B) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note. The preceding sentence shall not apply if the Noteholder or potential Noteholder is a U.S. corporate member of the same U.S. corporate “affiliated group” (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury RegulationS Section 1.385-3(g)(12)). If a Certificateholder (or holder of an interest in a trust Certificate) fails to comply with the foregoing requirements, the Trust and Depositor are authorized, at their discretion, to compel such Certificateholder (or holder of an interest in a trust Certificate) to sell its trust Certificate (or interest therein) to a Person whose ownership complies with this PARAGRAPH so long as such sale does not otherwise cause a material adverse effect on the Trust or cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

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6. It is acquiring the Trust Certificates for its own account and not with a view to the public offering thereof in violation of the Securities Act (subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within its control).

7. It has been furnished with all information regarding the Trust and Trust Certificates which it has requested from the Trust and the Trust Depositor.

8. Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Trust Certificate, any interest in any Trust Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Trust Certificate, any interest in any Trust Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with, any person in any manner or made any general solicitation by means of general advertising or in any other manner, which would constitute a distribution of the Trust Certificates under the Securities Act or which would require registration pursuant to the Securities Act nor will it act, nor has it authorized or will authorize any person to act, in such manner with respect to any Trust Certificate.

9. It is a Qualified Purchaser (“QP”) for purposes of Section 3(c)(7) of the 1940 Act.

10. It acknowledges and agrees that it is a “United States person” as defined in section 7701(a)(30) of the Code and it has provided to the Trust and the Owner Trustee (and any of their agents) a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form) and any transfer of the Trust Certificates to any person that fails to provide such form shall be void ab initio.

11. It acknowledges and agrees that, no transfer of a Trust Certificate or any interest therein shall be made unless the transferor delivers to the transferee, with a copy to the Trust, the Owner Trustee and the Certificate Registrar, prior to the Transfer of the Trust Certificate or any interest therein, a properly completed certificate, in a form reasonably acceptable to the transferee and the Trust, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a “Non-Foreign Status Certificate”). It acknowledges that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of the Trust Certificate.

12. It is not, and it agrees that no Trust Certificate or any interest therein may be acquired or owned by any Person (other than the Trust Depositor) that is, classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i)(A) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have more than 40% of the value of its interest in such Person attributable to the aggregate interest of such Person in the Trust Certificates and any other equity interests of the Trust, and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in the Trust Certificates and any other equity interests of the Trust to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such Person obtains an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Trust that such transfer will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation.

13. It acknowledges and agrees that no Trust Certificate may be acquired, and no Certificateholder (or holder of an interest in a Trust Certificate) may sell, transfer, assign, participate, pledge or otherwise dispose of a Trust Certificate (or any interest therein) or other equity interest in the Trust or cause a Trust Certificate (or any interest therein) or other equity interest in the Trust to be marketed, (i) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of Trust Certificates and other equity interests in the Trust to be more than 88.

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14. It acknowledges and agrees that it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Trust (including the amount of distributions by the Trust, the value of the Trust’s assets, the results of the Trust’s operation or the Trust Certificates).

15. It acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of a Trust Certificate that would violate any of the three preceding paragraphs above or otherwise cause the Trust to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in its Trust Certificates to any person that does not agree to be bound by the three preceding paragraphs above or by this paragraph.

16. It acknowledges and agrees that, unless the Trust Depositor, Trust and Owner Trustee have received an Opinion of Counsel from Dechert LLP or Winston & Strawn LLP or other nationally recognized tax counsel that the restriction on the proposed acquisition of a Trust Certificate (or any interest therein) described by this paragraph is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to such Notes in a manner that could cause a material adverse effect on the Trust or the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (i) a Section 385 Certificateholder cannot acquire a Trust Certificate (or any interest therein) if (A) a member of any “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder owns any Notes or (B) a Section 385 Controlled Partnership of such expanded group owns any Notes and (ii) a Section 385 Certificateholder cannot hold a Trust Certificate (or any interest therein) if (A) a member of any “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note or (B) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note. The preceding sentence shall not apply if the Noteholder or potential Noteholder is a U.S. corporate member of the same U.S. corporate “affiliated group” (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulations Section 1.385-3(g)(12)). It understands that if it fails to comply with the foregoing requirements, the Trust and Depositor are authorized, at their discretion, to compel it to sell its Trust Certificate (or interest therein) to a Person whose ownership complies with this subsection so long as such sale does not otherwise cause a material adverse effect on the Trust or cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

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Very truly yours,

Hercules Capital Funding 2022-1 LLC

By: ____________________________
Name:

Title:

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